SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549

                                 FORM S-3

          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                    NORTHWESTERN PUBLIC SERVICE COMPANY
          (Exact name of registrant as specified in its charter)


        Delaware                                           46-0172280
(State of incorporation)                              (IRS Employer ID No.)

                              33 Third St. SE
                               P O Box 1318
                      Huron, South Dakota 57350-1318
                              (605) 352-8411
       (Address, including zip code and telephone number, including area code, of registrant's principal executive offices)

                             Alan D. Dietrich
               Vice President - Legal & Corporate Secretary
                    Northwestern Public Service Company
                              33 Third St. SE
                               P O Box 1318
                      Huron, South Dakota 57350-1318
                              (605) 352-8411
         (Name, address, including zip code, and telephone number,
                including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities only in connection with dividend or interest reinvestment plans, check the following box. [x]

                      Calculation of Registration Fee

                                 Proposed      Proposed
Title of each                    maximum       maximum
class of                         offering      aggregate   Amount of
securities to    Amount to be    price per     offering    registration
be registered    registered      unit          price       fee
- -------------    ------------    ---------     ---------   ------------
Common Stock       500,000           *             *        $4,644.40
(3.50 par value)   shares

*In accordance with Rule 457(c), this is estimated on the basis of the average of the high and low prices of registrant's Common Stock on the composite tapes on May 11, 1994.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1993 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Subject to Completion
Dated May ___, 1994

                                PROSPECTUS

                    NORTHWESTERN PUBLIC SERVICE COMPANY

                      AUTOMATIC DIVIDEND REINVESTMENT
                          AND STOCK PURCHASE PLAN

             500,000 Shares of Common Stock ($3.50 Par value)

LEFT MARGIN TEXT:

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.


    The Automatic Dividend Reinvestment and Stock Purchase Plan (the "Plan") of Northwestern Public Service Company (the "Company") provides holders of shares of Common Stock of the Company with a convenient and economical way of investing cash dividends and optional cash payments in additional shares of Common Stock without payment of any brokerage commission or service charge. The Plan also enables employees of the Company and Eligible Customers (defined below) through optional cash payments to purchase shares of Common Stock and to have cash dividends on shares purchased under the Plan automatically reinvested in additional shares of Common Stock. "Eligible Customers" are those residential customers of the Company who are receiving natural gas and/or electric service from the Company in the States of Nebraska and South Dakota.

    Participants in the Plan may:

      - have cash dividends on all or part of their shares automatically reinvested in additional shares of Common Stock

      - continue to receive cash dividends on shares registered in their names and invest by making optional cash payments from $10 up to $2,000 per month to purchase additional shares of Common Stock

      -  invest both cash dividends and optional cash payments

    Shareholders who do not wish to participate in the Plan will receive dividends by check. The Plan does not change the Company's dividend policy which will continue to depend upon future earnings, financial requirements and other factors.

    Shares purchased by Plan participants under the Plan will be either issued and outstanding shares purchased on the open market by an independent broker or original issue shares acquired from the Company. The price per share of Common Stock purchased on the open market will be the weighted average price (excluding any related brokerage fees, commissions, or other service charges) paid for all shares acquired for the Plan during the applicable purchase period. The price of original issue shares acquired from the Company for the Plan with optional cash payments will be the closing price of the Common Stock on the New York Stock Exchange on the first day of the month following the month in which such cash payments are received by the Company. The price of original issue shares required from the Company for the Plan with reinvested dividends will be the closing price of the Common Stock on the New York Stock Exchange on the dividend payment date. No brokerage fees, commissions or other service charges will be incurred by a participant for purchases made under the Plan. However, such charges paid by the Company will be reported to the Internal Revenue Service by the Company as income to the participant.

    The Plan, as amended is set forth herein under the caption
"Automatic Dividend Reinvestment and Stock Purchase Plan."

    It is suggested that this Prospectus be retained for future reference.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    The date of this Prospectus is ____________________, 1994.


                           AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "1934 Act") and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the offices of the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; 500 West Madison Street, 14th Floor, Chicago, Illinois 60661-2511; and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Company's Common Stock is listed on the New York Stock Exchange. Reports and other information concerning the Company may be inspected and copied at the office of such Exchange at 20 Broad Street, New York, New York.

                    DOCUMENTS INCORPORATED BY REFERENCE

    The following documents heretofore filed by the Company with the Commission pursuant to the 1934 Act are incorporated by reference in this
Prospectus:

         The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993.

         The Company's Quarterly Report on Form 10-Q for the quarter ending March 31, 1994.

    All documents filed by the Company with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of this Prospectus and prior to the termination of the offering made by this Prospectus also shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    The Company will provide without charge to each person to whom a copy of this Prospectus has been delivered, on request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents. Requests for such copies should be directed to Alan D. Dietrich, Vice President - Legal and Corporate Secretary, Northwestern Public Service Company, 33 Third St. SE, P O Box 1318, Huron, South Dakota 57350-1318, telephone number: (605) 352-8411.

                                THE COMPANY

    The Company is an electric and gas utility engaged in generating, transmitting, distributing, and selling electric energy in eastern South Dakota, where it furnishes electric service to approximately 54,000 customers in more than 100 communities and adjacent rural areas. The Company also purchases, distributes, sells, and transports natural gas to approximately 73,000 customers in four communities in Nebraska and 53 communities in eastern South Dakota. The Company, through its subsidiaries, is also engaged in certain nonutility operations. The Company was incorporated under the laws of the State of Delaware in 1923. The Company has its principal office at 33 Third Street SE, Huron, South Dakota 57350-1318. Its telephone number is (605) 352-8411.

                              USE OF PROCEEDS

    The Company has no basis for estimating either the number of shares of its Common Stock that ultimately will be sold pursuant to the Plan or the prices at which such shares will be sold. Unless shares of Common Stock are purchased directly from the Company, the Company will receive no proceeds from the offering of Common Stock through the Plan. To the extent shares are purchased from the Company, the net proceeds from the sale of such shares will be added to the general funds of the Company and used for its general corporate purposes, including payment of a portion of the cost of the Company's continuing construction program.

                      AUTOMATIC DIVIDEND REINVESTMENT
                          AND STOCK PURCHASE PLAN

    The Automatic Dividend Reinvestment and Stock Purchase Plan of Northwestern Public Service Company consists in its entirety of the following questions and answers. The use of singular and masculine words in the Plan is for practical purposes only and shall be deemed to include the plural and feminine, respectively, unless the context plainly indicates a distinction.

INTRODUCTION

1.       What does the Plan provide?

    The Plan provides that holders of the Company's Common Stock may voluntarily elect to have all or part of their cash dividends and optional cash payments reinvested in additional shares of the Company's Common Stock. In addition, the Company's employees and Eligible Customers (defined in the answer to Question 4 below) may make an initial investment in the Company's Common Stock through the Plan.

PURPOSE AND ADVANTAGES

2.       What are the purpose and advantages of the Plan?

    The purpose of the Plan is to provide holders of the Company's Common Stock, as well as Company employees and Eligible Customers, with a simple and convenient method of investing in the Company's Common Stock. Once enrolled in the Plan, a participant's cash dividends and any optional cash payments will be applied to the purchase of additional shares of the Company's Common Stock. The Company will pay any and all expenses incurred in such purchases.

ADMINISTRATION

3.       Who administers the Plan?

    The Company will administer the Plan, and will act as Agent for participants, keep a continuing record of their accounts, send regular statements of account to participants, and perform other duties relating to the administration of the Plan. The shares of the Company's Common Stock purchased under the Plan will be registered in the name of the Company (or its nominee) as Agent and custodian for participants in the Plan. All communications regarding the Plan should be sent to the Company addressed as follows:

              NORTHWESTERN PUBLIC SERVICE COMPANY
              STOCKHOLDER SERVICES DEPARTMENT
              33 THIRD ST SE
              P O BOX 1318
              HURON SD  57350-1318
              Phone 605-352-8411
              Toll Free 1-800-245-6977

PARTICIPATION AND ENROLLMENT

4.       Who is eligible to participate in the Plan?

    Any holder of record of the Company's Common Stock, Company employee, or residential utility customer of Company is eligible to participate in the Plan. In order for any beneficial owner of the Company's Common Stock to be eligible to participate in the Plan, he or she must initially become the holder of record of such stock by having such stock transferred into his or her own name.

5.       How does an eligible person become a participant in the Plan?

    An Authorization Form for enrollment may be obtained at any time by request to the Stockholder Services Department of the Company. Registered holders of shares of Common Stock may join the Plan by completing, signing, and returning the Authorization Form. If the Authorization Form is received before or on the record date for a dividend payment, reinvestment of dividends will commence with that dividend payment. If the Authorization Form is received after a dividend record date, the reinvestment of dividends through the Plan will begin with the dividend payment following the next record date. Record dates for dividend payments are usually on or around February 15, May 15, August 15, and November 15 each year. An optional cash payment may be made by a holder of record of Company's Common Stock when joining the Plan by enclosing a check or money order (payable to the Company in U. S. dollars) with the Authorization Form.

    An employee of Company or an Eligible Customer of the Company may join the Plan by completing, signing, and returning the Authorization Form along with an initial cash investment of at least $10 and up to a maximum of $2,000 (payable to the Company in U. S. dollars).

6.       What does the Authorization Form provide?

    The Authorization Form allows a participant to indicate the extent to which he or she wishes to participate in the Plan. By checking the appropriate box on the Authorization Form, he or she may choose (1) to reinvest dividends paid on all or a specified number of shares of Common Stock registered in the person's name, together with optional cash payments, in shares of the Company's Common Stock or (2) to invest optional cash payments only while continuing to receive all dividends in cash.

    If a participant elects to reinvest dividends on only part of his or her record shares, he or she should indicate the number of shares to be included in the Plan in the blank on the Authorization Form. Unless otherwise indicated on the Authorization Form, dividends on all shares of Common Stock registered in the participant's name will be reinvested.

    Dividends on all shares purchased for a participant's account under the Plan and held by the Company as Agent will be automatically reinvested in additional shares of Common Stock.

7.       Is partial participation possible under the Plan?

    Yes, a participant of record who desires that dividends on only a portion of his or her record shares be reinvested under the Plan may indicate on the Authorization Form that dividends on a specified number of the shares registered in his or her name shall be so reinvested. In such a case, the participant will receive dividends by check as usual on the remaining shares registered in the stockholder's name.

8. May a participant change the extent of participation in the Plan after enrollment?

    Yes, a participant may change the extent of participation in the Plan at any time after enrollment by submitting a new Authorization Form, or the form included as a part of a Plan statement, to the Company. For dividend reinvestment, if the new form is received before or on the record date for a dividend payment, the change in extent of participation will be effected with that dividend payment. If the new form is received after a dividend record date, the change in extent of participation will be effected with the dividend payment following the next record date.

9.       In whose names will accounts be established under the Plan?

    Accounts for participants will be maintained by the Company in the participants' names as shown on the Company's stockholder records at the time the participants enter the Plan. A participant who wishes to change the name or names in which his or her account is maintained should notify the Company's Stockholder Services Department by using the form provided as a part of the account statement and the appropriate form for change of account registration will be provided.

EXPENSES RELATED TO PURCHASES

10. Are there any expenses to participants in connection with the purchase of shares under the Plan?

    No, participants in the Plan do not incur any expenses in connection with purchases of shares under the Plan. The Company will pay any and all expenses incurred in such purchases, including brokerage commissions and fees. Additionally, the Company will pay any and all costs of establishing and administering the Plan.

PURCHASES AND PURCHASE PRICE

11.      How are shares purchased under the Plan?

    Under the Plan the Company has sole discretion as to whether Common Stock purchased for participants' accounts is purchased on the open market or directly from the Company.

    Shares of Common Stock purchased on the open market with optional cash payments and with reinvested dividends will be acquired for the Plan by an independent broker ("Broker") who will purchase shares on the New York Stock Exchange or in negotiated transactions on such terms as the Company may determine appropriate. The price of such shares purchased on the New York Stock Exchange will be the weighted average price paid for all shares acquired by the Broker during the period in which the open market purchases are made.

    The Company or the Broker will make the purchases of Common Stock in accordance with applicable requirements of law affecting the timing or manner of such transactions. Such requirements may dictate that transactions be spread over several days, at least, in order to invest all funds received with respect to a particular dividend payment date. No interest will be paid on optional cash payments or dividends held by the Company or the Broker pending investment.

    The price of new issue shares of Common Stock purchased from the Company with optional cash payments will be the closing price of the Common Stock on the New York Stock Exchange on the first day of the month following the month in which such cash payments are received by the Company. The price of shares of Common Stock purchased from the Company with reinvested dividends will be the closing price of the Common Stock on the New York Stock Exchange on the dividend payment date. No interest will be paid on optional cash payments or dividends held by the Company pending investments.

12.      How many shares will be purchased for the participant?

    The number of shares of the Company's Common Stock to be purchased for a participant depends upon the total amount of the participant's cash dividends being reinvested, his or her optional cash payments, if any, and the purchase price of such stock. Each participant's account will be credited with that number of whole shares and fractional interests (computed to the third decimal place) equal to the total amount to be invested divided by the purchase price, as determined in the manner set forth above.

OPTIONAL CASH PAYMENTS

13.  How are optional cash payments made under the Plan?

    The option to make cash payments under the Plan is available to participants at any time by filing an executed Authorization Form with the Company. There is no obligation to make an optional cash payment each month. Optional cash payments should be submitted to the Company.

    An executed Authorization Form should accompany a participant's first optional cash payment. Thereafter, each cash payment should be accompanied by the cash payment form which is provided to each participant as a part of the account statements from the Company reporting the investment of dividends or optional cash payments.

    Optional cash payments by a participant must be made by check or money order payable to the Company and cannot be less than ten dollars ($10) per payment. The Company reserves the right to refuse any optional cash payments from any participant aggregating in excess of two thousand dollars ($2,000) for any month. For the purpose of optional cash payments, joint tenants are considered as a single participant.

    No interest will be paid on optional cash investments prior to investment by the Company. Therefore, participants should transmit optional cash payments in such a manner that they may be received by the Company approximately five days before the first day of a calendar month. A request to return any cash payment will be honored if the request is received by the Company at least forty-eight hours prior to investment.

CUSTOMER PURCHASES

14.  How do employees and Eligible Customers participate?

    Company employees and Eligible Customers who are not registered holders of Common Stock may join the Plan by completing an Authorization Form provided by the Company and returning it to the Stockholder Services Department along with an initial cash payment of at least $10, and up to a maximum of $2,000, by check made payable to the Company. Customers enrolled in the Plan may make additional purchases of Common Stock through optional cash payments by sending a check payable to the Company with a cash payment form or by including such payment along with their utility bill payment. If the payment is made with the utility bill, the amount enclosed as a cash payment should be indicated on the portion of the bill returned to the Company with the payment. In either case, the Company will treat the cash payment as other optional cash payments under the Plan.

STATEMENTS TO PARTICIPANTS

15.      What kind of statements will be sent to participants in the Plan?

    As soon as practicable after each dividend payment date, and monthly investment date for participants making optional cash payments, a participant will receive a statement indicating the current share balance and all year-to-date transactions in his or her account. These statements are a participant's continuing record of the cost of his or her purchases and sales, and the statements should be retained for tax purposes. Included as a part of the statement is a form for making optional cash payments, selling shares, changing participation, requesting certificates, depositing certificates, or withdrawing from the Plan.

    In addition to the account statements, each participant will receive copies of the same communications sent to every other stockholder, including the Company's quarterly reports, annual reports, notices of annual meeting and proxy statements, and income tax information for reporting dividends paid.

DIVIDENDS PAID ON SHARES HELD IN THE PLAN

16. Will participants be credited with dividends on shares held in their account under the Plan?

    Yes. The Company pays dividends, as declared, to the record holders of all its shares of Common Stock. As the record holder for participants, the Company (or its nominee), as Agent, will receive dividends for all shares held under the Plan on the record date. The Company will credit such dividends to participants on the basis of full and fractional shares held in their accounts and will reinvest such dividends in additional shares.

CERTIFICATES FOR SHARES

17. Will certificates automatically be issued to participants for shares of Common Stock purchased under the Plan?

    No, certificates for shares of the Company's Common Stock purchased under the Plan will be issued to participants only upon written request signed by all participants whose names appear on the account registration. This convenience protects against loss, theft or destruction of stock certificates.

    As soon as practicable after receipt of the participant's written request, certificates for any number of whole shares of the Company's Common Stock, up to the total number of whole shares then credited to the participant's account under the Plan, will be issued to the participant without charge. The form for requesting a certificate is included as a part of each participant's account statement. Any remaining whole shares and fractional interests in shares will continue to be credited to the participant's account and dividends relating to those Plan shares will continue to be reinvested for the participant. Because certificates for fractional interests in shares of the Company's Common Stock cannot be issued, a check will be issued to the participant for the value of any fractional share.

18. In whose name will certificates for shares be registered when issued?

    A certificate for shares, when delivered to a participant, will be registered in the name or names in which the account is maintained. Upon written request, certificates will be registered and issued in names other than the account name, subject to compliance with any applicable laws and the payment by the participant of any applicable taxes, provided that the request bears the signature of the participant or participants and the signature or signatures are guaranteed by a financial institution or member of the New York Stock Exchange who is a member of the Stock Transfer Agent Medallion Program (STAMP). The appropriate form for requesting issuance of a certificate in names other than the account names will be provided upon request to the Stockholder Services Department.

19. May a participant deposit certificated shares in his or her Plan account?

    Yes, a participant may add certificated shares to his or her Plan account by sending the unsigned certificate(s) to the Company, together with the signed form provided as a part of the account statement. All persons whose names appear on the account registration must sign the request. The share balance in the participant's Plan account will be increased by the number of shares represented by the certificates to be deposited, and the certificates will then be canceled. Dividends are reinvested on all shares held in the Plan.

WITHDRAWAL FROM THE PLAN

20.      When may a participant withdraw from the Plan?

    Participation in the Plan is entirely voluntary, and a participant may withdraw from the Plan at any time.

21.      How does a participant withdraw from the Plan?

    In order to withdraw from the Plan, a participant must submit to the Company a signed request for withdrawal. The form included with the participant's account statement from the Company may be used to request withdrawal from the Plan. All persons whose names appear on the account registration must sign the withdrawal request.

22.What happens to the shares of the Company's Common Stock credited to a participant's account when the participant requests to withdraw from the Plan?

    Upon receipt by the Company of a signed written request by a participant for withdrawal of shares from the Plan, a certificate for the number of shares requested will be distributed to the participant. All persons whose names appear on the account registration must sign the withdrawal request.

    If the participant requests to withdraw all shares in his or her account and to terminate further participation in the Plan, a certificate will be issued for all whole shares and a cash payment will be made for any fractional share in the participant's account. The cash payment will be the average price paid on the open market for all shares of the Company's Common Stock sold on that sale date by the Broker, less any related brokerage commissions, fees, and transfer taxes.

    If a participant so requests, the Company will sell all or some of a participant's shares on the open market and deliver the proceeds to the participant, less any brokerage commissions, fees, and transfer taxes. The procedure for requesting the Company to sell shares is explained in Questions 25 and 26 below.

23.May a participant discontinue dividend reinvestment on shares registered in his or her name without withdrawing from the Plan?

    Yes, a participant who wishes to discontinue the reinvestment of his or her cash dividends on the shares of the Company's Common Stock registered in his or her own name may discontinue such reinvestment without withdrawing from the Plan. The participant may use the form provided as a part of the account statement to discontinue reinvestment of dividends on all or part of the participant's certificated shares. A participant may leave in the Plan the shares of Common Stock previously purchased for his or her account under the Plan. Dividends paid on shares left in the Plan will continue to be automatically reinvested for his or her account. The participant may also continue to make optional cash payments.

24. What happens when a stockholder sells or transfers all of the shares of the Company's Common Stock registered in his or her own name?

    If a participant disposes of all shares of stock registered in his or her name, the Company will, unless otherwise instructed by the participant, continue to reinvest the dividends on the shares credited to his or her account under the Plan as long as there is at least one full share in his or her Plan account. Otherwise, a check will be sent to the participant for the fractional share and the account will be closed. Payment for the fractional share will be the average price paid on the open market for all shares of the Company's Common Stock on the sale date, less any related brokerage commissions, fees, and transfer taxes.

SALES AND SALES PRICE

25. May a participant sell shares held in his or her account in the Plan?

    Yes, a participant may request that the Company sell all or a specified number of the shares held in the participant's account. The form included as a part of the participant's account statement may be used to request the sale of shares in a participant's account. The shares will be sold by the Company as Agent for the participant as soon as practicable following the Company's receipt of the signed request by the participant. All persons whose names appear on the account registration must sign the request.

    Because the Company offers to assist participants in selling shares held in the Plan primarily for the convenience of participants who hold less than 100 shares in the Plan and who would find it inconvenient to sell their shares through a broker, the Company reserves the right to refuse a participant's request to sell more than 99 shares through the Plan.


26.      How and at what price will the shares be sold?

    Shares sold by the Company upon request by a participant will normally be sold on the New York Stock Exchange at the price prevailing in the market at the time of sale. In the event that the Company elects to purchase such shares as Agent for the Plan, the price for the shares will be the closing price on the New York Stock Exchange on the sale date.

    Proceeds from the sale of the shares, less any related brokerage commissions, fees, and transfer taxes, will be mailed to the participant as soon as practicable following the sale. Payment will be made by check payable in the account name of the participant.

27. Are there any expenses to participants in connection with the sale of shares through the Plan?

    Yes, participants will be expected to pay any expenses relating to the sale of shares from their accounts in the Plan, including brokerage commissions, fees, and transfer taxes. Estimates of such brokerage commissions, fees, and transfer taxes may be obtained by contacting the Company's Stockholder Services Department.

    The sale of shares through the Plan is intended by the Company to be a convenience to Plan participants. If participants find it more convenient or economical to sell shares through a broker of their choice, they are encouraged to request a certificate for Plan shares which they wish to sell and to proceed to sell the certificated shares with the assistance of their broker.

FEDERAL INCOME TAX INFORMATION

28. What are the Federal income tax consequences of participating in the Plan?

    Generally, any cash dividend reinvested under the Plan will be taxable as ordinary income as though the dividend had been received in cash. In this respect, participants in the Plan are treated the same as stockholders who do not participate.

    Brokerage commissions and fees, if any, paid by the Company in making open market purchases for a participant must be reported by the Company as imputed taxable income for such participant. Such commissions and fees will become a part of the cost of the shares purchased.

    A participant will not realize any taxable income whenever certificates for whole shares credited to the participant's account under the Plan are issued to the participant. However, a taxable gain or loss will generally be realized by a participant when whole shares (whether purchased with reinvested dividends or with optional cash payments) are sold by the participant. A participant who receives a cash adjustment for a fractional share credited to his or her account upon withdrawal from or termination of the Plan will also generally realize a taxable gain or loss. The amount of such gain or loss will be the difference between the amount that the participant receives for his or her whole shares and fractional share and his or her tax basis for those shares.

29. How are income tax withholding provisions applied to foreign stockholders or other shareholders who are subject to backup withholding?

    In the case of those foreign stockholders who elect to have their dividends reinvested pursuant to the Plan and whose dividends are subject to United States income tax withholding or a stockholder subject to backup withholding, the amount of the tax to be withheld will be deducted from the amount of dividends to determine the amount of dividends to be reinvested, and the amount of tax so withheld will be included in the dividend income of the foreign participant or participant subject to backup withholding.

30. Will participants in the Plan be provided information needed for income tax purposes?

    As previously indicated, each participant in the Plan will receive statements on a regular basis advising him or her of purchases and sales of shares of Common Stock. The statement received at year end will indicate the purchase price of any shares purchased during the year with reinvested dividends and any optional cash payments and the sale price of any shares sold during the year. In addition, imputed income resulting from brokerage commissions and fees paid by the Company for share purchases will also be shown on the year-end statement. Consequently, the year-end statements should be retained for income tax purposes.

31. Should participants obtain advice as to the income tax consequences of participation in the Plan?

    Yes, the above tax information is provided only as a guide to the participant. Each participant is advised to consult his or her own tax advisor as to the income tax effect of participation in the Plan.

OTHER INFORMATION

32. What happens if the Company issues a stock dividend or declares a stock split?

    Any shares of Common Stock distributable by the Company as a stock dividend or a stock split on shares of the Common Stock credited to a participant's account under the Plan as of the record date for such stock dividend or stock split will be credited to his or her account under the Plan. Stock dividends or split shares distributed on certificated shares held by participants will be mailed directly to them.

33. How will the voting rights of Common Stock purchased and held under the Plan be exercised?

    The shares held by a stockholder as a participant in the Plan will be added to those shares, if any, which are held of record by the stockholder so that all shares can be voted by the stockholder. Each participant will be furnished with appropriate forms and customary stockholder information (including proxy solicitation materials) for use in voting shares held under the Plan.

34. What is the responsibility of the Company and the Broker under the Plan?

    In administering the Plan, the Company and the Broker have the responsibility to exercise ordinary care in any action taken or omitted pursuant to the Plan, and they shall have only the duties, responsibilities or liabilities expressly set forth in the Plan.

    Neither the Company nor the Broker will be liable for any act done in good faith or for any good faith omission to act, including, without limitation, any claim of liability arising out of failure to terminate a participant's account upon such participant's death prior to receipt of notice in writing of such death, or arising out of the prices at which shares are purchased or sold for a participant's account in the Plan, the times when such purchases or sales are made, or any change in the market value before or after purchases or sales of shares through the Plan.

    Participants should recognize that neither the Company nor the Broker can assure them of a profit or protect them against a loss on the shares purchased or sold by them through the Plan.

35.      Can a participant pledge shares credited to his or her account?

    No. Shares in a participant's account may not be pledged or otherwise encumbered unless withdrawn from the account.

36.      What information must each participant furnish?

    Each participant must file with the Company, in writing, his or her post office address, Social Security number and such documents, evidence or other information as the Company considers necessary or desirable for the purpose of administering the Plan. Participants should file address changes promptly to insure timely receipt of account statements.

37.      May the Plan be changed or discontinued?

    While the Company hopes to continue the Plan indefinitely, the Company reserves the right to suspend, terminate, or modify the Plan at any time. Any such action will be announced to both participating and nonparticipating stockholders.

38.      Who interprets and regulates the Plan?

    The Company reserves the right to interpret and regulate the Plan as may be necessary or desirable in connection with the operation of the Plan. The terms and conditions of the Plan and Authorization Form, and the operation of the Plan, shall be governed by South Dakota law.

39. Who can stockholders and participants contact for information regarding the Plan?

    For information regarding the Plan or their accounts in the Plan, stockholders may contact the Company as follows:

              NORTHWESTERN PUBLIC SERVICE COMPANY
              STOCKHOLDER SERVICES DEPARTMENT
              33 THIRD ST SE
              P O BOX 1318
              HURON SD  57350-1318
              Phone 605-352-8411
              Toll Free 1-800-245-6977

                        DESCRIPTION OF COMMON STOCK

General

    The Company's Restated Certificate of Incorporation, as amended (the "Charter"), authorizes three classes of capital stock: Cumulative Preferred Stock, par value $100 per share; Preference Stock, par value $50 per share; and Common Stock, par value $3.50 per share. The following statements are summaries of certain provisions relating to the Common Stock contained in the Charter, the Company's First Mortgage Bond Indenture, as supplemented to date (the "1940 Indenture"), and the Company's General Mortgage Indenture and Deed of Trust, as supplemented to date (the "General Indenture"; the 1940 Indenture and the General Indenture are referred to together as "Indentures"). Such summaries are not complete descriptions of the provisions of the Charter and the Indentures and are qualified in their entirety by reference thereto. The Charter and the Indentures are contained in exhibits to reports and registration statements which have been filed with the Commission (see "Available Information").

Dividend Rights

    Subject to the limitations mentioned in the following three paragraphs, dividends may be paid on the Common Stock out of funds legally available for that purpose, when and as declared by the Company's Board of Directors.

    The Company may not declare or pay cash dividends on the Common Stock unless full dividends on all Cumulative Preferred Stock and on any Preference Stock then outstanding for the current and all past quarterly dividend periods have been paid or provided for. Also, dividends on the Common Stock may not be paid unless the Company has complied with all sinking fund requirements for those series of the Cumulative Preferred Stock and any Preference Stock which have such requirements.

    Under the terms of the Charter, for so long as shares of Cumulative Preferred Stock are outstanding, the following dividend limitations may not be exceeded unless authorized by the holders of two-thirds of the outstanding shares of such stock: dividends (other than dividends payable in Common Stock) and other distributions on, or acquisitions by the Company for value of, Common Stock (i) may not exceed 50% of the Company's Net Income Available for Common Stock for the preceding 12 months' period if the "common stock equity" of the Company is less than 20% of "total capitalization" (each calculated as required by the Charter) and (ii) may not exceed 75% of such Net Income if such capitalization ratio is 20% or more but less than 25%. If such capitalization ratio is 25% or more, no such dividend, distribution or acquisition shall be declared, paid or effected which would reduce such ratio to less than 25%, except to the extent permitted by clauses (i) and (ii). Pursuant to these provisions, at December 31, 1993, retained earnings were not restricted as to availability for cash dividends on the Common Stock. At December 31, 1993, the Company's "common stock equity" was 45% of its "total capitalization", each calculated as required by the Charter, and such a calculation as of each year end is regularly reported in a footnote to the financial statements of the Company included in its annual report to stockholders.

    The Indentures and certain purchase agreements under which presently outstanding Cumulative Preferred Stock was sold contain covenants limiting the funds available for payment of cash dividends and other distributions on the Common Stock (for payment as well as purchases of Common Stock by the Company). Under the most restrictive of existing covenants in the Indenture or in such purchase agreements, at December 31, 1993, a total of $39,962,000 was available for cash dividends on the Common Stock. (The calculation of such amount as of each year end is regularly reported in a footnote to the financial statements of the Company included in its annual report to stockholders of the Company.) In addition, under the 1940 Indenture cash dividends on the Common Stock and purchases of Common Stock may be made only if the aggregate amount expended for maintenance and provided for depreciation by the Company subsequent to January 1, 1946, plus Net Income Available for Common Stock earned after December 31, 1945, which remains after such dividend (or purchase) is equal to not less than the total of 3-1/2% of the fixed tangible property, plant and equipment of the Company for each full year, and a proportionate percentage for any fractional year, which shall have elapsed between January 1, 1946, and the date of such proposed action.

Voting Rights

    Of the three classes of the Company's authorized capital stock, the Common Stock is the general voting stock. Holders of Common Stock are entitled to one vote for each share held. Except in the case of certain dividend arrearages on the Cumulative Preferred Stock or Preference Stock, as hereinafter mentioned, the Common Stock is the only class of stock entitled to be voted for the election of directors.

    Holders of the Cumulative Preferred Stock have no right to vote for the election of directors or for other purposes except as otherwise provided by statute of the State of Delaware or the Charter. The Charter provisions for the Cumulative Preferred Stock are to the effect that if dividends on such stock become in arrears for four full quarterly dividend periods, then, until all dividends on such stock have been paid in full, holders of Cumulative Preferred Stock, voting separately as a class, are entitled to elect a majority of the Board of Directors and holders of the Common Stock, voting separately as a class, are entitled to elect the remaining directors.

    Holders of the Cumulative Preferred Stock (or particular series thereof) have special voting rights, as a separate class, on certain matters specified in the Charter or the statutory law of the State of Delaware. These matters generally relate to increasing or decreasing the par value or aggregate amount of authorized Cumulative Preferred Stock; changing the terms of the Cumulative Preferred Stock to affect adversely the holders thereof; authorizing or issuing any prior ranking stock or stock convertible into such stock; issuing Cumulative Preferred Stock, stock on a parity therewith or stock convertible either into Cumulative Preferred Stock or such parity stock unless specified earnings and capitalization tests are met; issuing or assuming unsecured indebtedness in excess of specified amounts except to retire either existing indebtedness or Cumulative Preferred Stock or stock ranking prior thereto or on a parity therewith; merging or consolidating the Company with or into any other corporation; and selling, leasing, or exchanging substantially all of the Company's assets.

    In 1975, the stockholders of the Company authorized 200,000 shares of Preference Stock as a third class of capital stock. No shares of such Preference Stock have been issued. The Preference Stock, which is issuable in series, is junior to the Cumulative Preferred Stock but senior to the Common Stock. In the event of issue, holders of Preference Stock have no right to vote for the election of directors or for other purposes except as otherwise provided by statute of the State of Delaware or the Charter. The Charter provisions for the Preference Stock are to the effect that if dividends on such stock become in arrears for four full quarterly dividend periods, then, until all dividends on such stock have been paid in full, holders of Preference Stock, voting separately as a class, are entitled to elect two members of the Board of Directors.

    Holders of the Preference Stock have special voting rights, as a separate class, on certain matters specified in the Charter or the statutory law of the State of Delaware. These matters generally relate to increasing or decreasing the par value or aggregate amount of authorized Preference Stock; changing the terms of the Preference Stock to affect adversely the holders thereof; authorizing or issuing any prior ranking stock or stock convertible into such stock (other than authorization or issuance of Cumulative Preferred Stock); merging or consolidating the Company with or into any other corporation; and selling, leasing, or exchanging substantially all of the Company's assets.

Liquidation Rights

    The holders of the outstanding Cumulative Preferred Stock are entitled to receive, in the event of involuntary liquidation of the Company, the $100 par value of each share, or, in the event of voluntary liquidation or any reduction in the Company's capital resulting in any distribution of assets, the current redemption price for such shares (which varies according to the particular series). After satisfaction of the rights of the holders of the Cumulative Preferred Stock in the event of liquidation of the Company (whether voluntary or involuntary), or any reduction in the Company's capital resulting in any distribution of assets, the holders of the Preference Stock, if any, are entitled to receive such payment per share in preference to the rights of the holders of the Common Stock as shall have been fixed by the Board of Directors of the Company at the time the issuance of the Preference Stock is authorized. In the event of any such liquidation (whether voluntary or involuntary) or reduction in the Company's capital resulting in any distribution of assets to its stockholders, the holders of the Common Stock are entitled to receive, pro rata according to the number of shares held by each, all of the assets of the Company remaining for distribution after payment to the holders of the Cumulative Preferred Stock and Preference Stock of the full preferential amounts to which they are entitled as aforesaid.

Certain Other Features

    Holders of Common Stock do not have any preemptive right to subscribe to or acquire any additional stock or other securities issued by the Company. The outstanding Common Stock is and the additional shares of Common Stock offered hereby, when issued, will be fully paid and non-assessable.

Restrictions or Change of Control

    The Company's Charter contains certain provisions which will make it difficult for any party to obtain control of the Company through transactions not approved by the Board of Directors of the Company, including the following:

    (i) The Board of Directors is divided into three classes, only one of which stands for election each year for a three year term of office, thereby requiring two successive annual elections for a party or group acquiring control to replace a majority of the incumbent directors.

    (ii) Directors may be removed from office before their terms expire only for cause.

    (iii) To authorize certain "business Combination" between the Company and any person or entity which owns 10% or more of the outstanding Common Stock of the Company, or an affiliate of such a person or entity, the approving vote of the holders of at least 75% of the outstanding Common Stock of the Company must be obtained, unless certain "fair price" and other financial and procedural conditions are satisfied, coupled with approval of the transaction by a majority of so-called "Continuing Directors."

    (iv) Amendment of the foregoing charter provisions must be approved by the holders of at least 75% of the outstanding shares of the Company's Common Stock.

Transfer Agents and Registrars

    The Transfer Agents and Registrars for Common Stock are Norwest Bank, Minnesota and the Company.

                        EXPERTS AND LEGAL OPINIONS

    The financial statements and schedules incorporated by reference in this Registration Statement have been audited by Arthur Andersen & Co., independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

    The legality of the Common Stock of the Company offered hereby will be passed upon for the Company by Schiff Hardin & Waite, 7200 Sears Tower, Chicago Illinois 60606. The statements under the caption "Description of Common Stock" herein, insofar as the same involve statements of law and legal conclusions, have been reviewed by Schiff Hardin & Waite and are included herein on the authority of that firm.

    No person has been authorized to give any information or to make any representation not contained in this Prospectus in connection with the offer made by this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. This Prospectus is not an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction.

    Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.

                                 CONTENTS

                                Page

Available Information ........    3

Documents Incorporated
  By Reference  ..............    3

The Company ..................    4

Use Of Proceeds ..............    4

Automatic Dividend
  Reinvestment And Stock
  Purchase Plan ..............    5

Description of Common Stock ..   17

Experts and Legal
  Opinions  ..................   20





                            NORTHWESTERN PUBLIC
                              SERVICE COMPANY


                            AUTOMATIC DIVIDEND
                             REINVESTMENT AND
                            STOCK PURCHASE PLAN


                               COMMON STOCK
                             ($3.50 Par Value)

                             STOCK SYMBOL NPS









                                PROSPECTUS








                           _______________, 1994










                                  PART II

                  INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The expenses in connection with the issuance and distribution of the securities covered hereby are estimated to be as follows:

         Filing fee - Securities and Exchange
                         Commission .................... $ 4,644.40

         Printing and engraving ........................ $ 3,500.00

         Transfer Agent and Registrar fees ............. $     -

         Legal fees and expenses ....................... $25,000.00

         Accounting fees ............................... $15,000.00

         Application fee for listing stock on
           New York Stock Exchange ..................... $ 1,500.00

         Miscellaneous ................................. $ 5,000.00
                                                         ----------
                                  Total                  $54,644.40

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The Company, being incorporated under the Delaware General Corporation Law, is empowered by Section 145 of such Law, subject to the procedures and limitations stated therein, to indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in the defense of any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of his being or having been a director or officer of the Company. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise.

    Article V of the Company's By-Laws provides that in addition to all other compensation which they may, respectively, receive from the Company, the Company will indemnify and save harmless each director and officer of the Company against all costs and expenses reasonably incurred by him as the result of the assertion or institution against him at any time of any claim, suit or proceeding by reason of his being or having been a director or officer of the Company or by reason of his acts or omissions as such director or officer of the Company, except in cases where such director or officer shall be adjudged in any such suit or proceeding to be liable because of dereliction in the performance of his duty as such officer or director; such indemnification to be without prejudice to any and all legal rights of such director or officer.

    The Company maintains policies under which its officers and directors are insured, within the limits and subject to the limitations of the policies, against claims arising solely by reason of their being officers or directors of the Company for actual or alleged errors, misstatements, misleading statements, acts, omissions, neglects or breaches of duty and certain expenses resulting therefrom, including costs of investigation and defense of legal actions, claims or proceedings, and appeals therefrom.

ITEM 16.  EXHIBITS.

    Reference is made to information contained in the Exhibit Index filed as a part of this Registration Statement.

ITEM 17.  UNDERTAKINGS.

    The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the statutory or By-Law provisions referred to under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, subject to a court of appropriate jurisdiction on the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                             POWER OF ATTORNEY

    Each director and officer of the Company whose signature appears below hereby authorizes the agent for service named in the registration statement to execute in the name of such person, and to file, any amendment to the registration statement unnecessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, which amendment may make such other changes in the registration statement as the agent for service deems appropriate.

                                SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf of the undersigned, thereunto duly authorized, in the City of Huron, and State of South Dakota, on the 4th day of May, 1994.

                                  NORTHWESTERN PUBLIC SERVICE COMPANY

                                  By  /s/ M. D. Lewis
                                    M. D. Lewis, President & CEO

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

    Date                          Signature and Title

    May 4, 1994                   By  /s/ R. A. Wilkens
                                  ----------------------------------------
                                    R. A. Wilkens
                                    Chairman of the Board of Directors

    May 4, 1994                   By  /s/ M. D. Lewis
                                  ----------------------------------------
                                    M. D. Lewis, Director and President
                                    and Chief Executive Officer

    May 4, 1994                   By  /s/ R. R. Hylland
                                  ----------------------------------------
                                    R. R. Hylland, Vice President-Finance
                                    & Corporate Development & Treasurer
                                    (Principal Financial and Accounting
                                     Officer

    May 4, 1994                   By  /s/ Aelred J. Kurtenbach
                                  ----------------------------------------
                                    Aelred J. Kurtenbach, Director

    May 4, 1994                   By  /s/ Jerry W. Johnson
                                  ----------------------------------------
                                    Jerry W. Johnson, Director

    May 4, 1994                   By  /s/ Herman Lerdal
                                  ----------------------------------------
                                    Herman Lerdal, Director

    May 4, 1994                   By  /s/ Larry F. Ness
                                  ----------------------------------------
                                    Larry F. Ness, Director

    May 4, 1994                   By  /s/ Raymond M. Schutz
                                  ----------------------------------------
                                    Raymond M. Schutz, Director

    May 4, 1994                   By  /s/ Bruce I. Smith
                                  ----------------------------------------
                                    Bruce I. Smith, Director



                               EXHIBIT INDEX

    The following documents are filed as part of the Registration
Statement.

3(a)(1)

Restated Certificate of Incorporation, dated February 7, 1990, incorporated by reference to Exhibit 3(a)(1)) to the Form 10-K for the year ended December 31, 1989, Commission File No. 0-692.

3(a)(2)

Certificate of Retirement of Preferred Stocks dated January 13, 1992, is incorporated by reference to Exhibit 3(a)(2) to Form 10-K for the year ended December 31, 1991, Commission File No. 0-692.

3(b)

Registrant's By-Laws, as amended, dated December 1, 1990, are incorporated by reference to Exhibit 3(b) to Form 10-K for the year ended December 31, 1990, Commission File No. 0-692.

4(a)(1)

Indenture, dated August 1, 1940, executed by the Company to The Chase Manhattan Bank (N.A.) and J. J. O'Connell, as Trustees, and supplemental and amendatory indentures thereto are incorporated by reference to
Exhibit 2 to Form 12-K for the year ended December 31, 1970, Commission File No. 2-4472.

4(a)(2)

Supplemental Indenture, dated August 1, 1972, executed by the Company to The Chase Manhattan Bank (N.A.) and J. J. O'Connell, as Trustees, is incorporated by reference to Exhibit 2 to Form 8-K for the month of August, 1972, Commission File No. 2-4472.

4(a)(3)

Supplemental Indenture, dated July 1, 1973, executed by the Company to The Chase Manhattan Bank (N.A.) and J. J. O'Connell, as Trustees, is incorporated by reference to Exhibit 1 to Form 8-K for the month of July, 1973, Commission File No. 2-4472.

4(a)(4)

Supplemental Indenture, dated November 14, 1974, executed by the Company to The Chase Manhattan Bank (N.A.) and J. J. O'Connell, as Trustees, is incorporated by reference to Exhibit 1 to Form 8-K for the month of November, 1974, Commission File No. 2-4472.

4(a)(5)

Supplemental Indenture, dated May 1, 1975, executed by the Company to The Chase Manhattan Bank (N.A.) and J. J. O'Connell, as Trustees, is incorporated by reference to Exhibit 2 to Form 8-K for the month of May, 1975, Commission File No. 2-4472.

4(a)(6)

Supplemental Indenture, dated June 1, 1977, executed by the Company to The Chase Manhattan Bank (N.A.) and J. J. O'Connell, as Trustees, is incorporated by reference to Exhibit 2(a)(34) to Registration Statement on Form S-7 (Reg. No. 2-58825).

4(a)(7)

Supplemental Indenture, dated July 1, 1978, executed by the Company to The Chase Manhattan Bank (N.A.) and J. J. O'Connell, as Trustees, is incorporated by reference to Exhibit 2(a)(43) to Registration Statement on Form S-7 (Reg. No. 2-63083).

4(a)(8)

Supplemental Indenture, dated December 1, 1978, executed by the Company to The Chase Manhattan Bank (N.A.) and J. J. O'Connell, as Trustees, is incorporated by reference to Exhibit 11 to Form 10-K for the year ended December 31, 1978, Commission File No. 0-692.

4(a)(9)

Registrant's Supplemental Indenture, dated May 6, 1987, is incorporated by reference to Exhibit 3(a) to Form 10-Q for the quarter ended September 30, 1987, Commission File No. 0-692.

4(a)(10)

Supplemental Indenture, dated November 1, 1989, executed by the Company to the Chase Manhattan Bank (N.A.) and Vincent J. Marino, as Trustees, is incorporated by reference to Exhibit 4(a)(10) to Form 10-K for the year ended December 31, 1989, Commission File No. 0-692.

4(a)(11)(i)

Supplemental Indenture, dated July 15, 1991, executed by the Company to the Chase Manhattan Bank (N.A.) and C. J. Heinzelmann, as Trustees, is incorporated by reference to Exhibit 4(a)(11)(i) to Form 8-K, dated
August 1, 1991, Commission File No. 0-692.

4(a)(12)

Supplemental Indenture, dated November 15, 1991, is incorporated by reference to Exhibit 4(a)(12) to Form 10-K for the year ended December 31, 1991, Commission File No. 0-692.

4(a)(13)

Supplemental Indenture, dated September 1, 1992, executed by the Company to the Chase Manhattan Bank (N.A.) and C. J. Heinzelmann, as Trustees, is incorporated by reference to Exhibit 4(a)(11)(i) to Form 8-K, dated September 18, 1992, Commission File No. 0-692.

4(a)(14)

Underwriting Agreement dated August 16, 1993 among the Company, Morgan Stanley & Co. Incorporated, Lehman Brothers Inc. and NatWest Capital Markets Limited, is incorporated by reference to Exhibit 1 of Registrant's Report on Form 8-K, dated August 16, 1993, Commission File No. 0-692.

4(a)(15)

General Mortgage Indenture and Deed of Trust dated as of August 1, 1993 from the Company to The Chase Manhattan Bank (National Association), as Trustee, is incorporated by reference to Exhibit 4(a) of Form 8-K, dated August 16, 1993, Commission File No. 0-692.

4(a)(16)

Supplemental Indenture dated as of August 15, 1993 to the General Mortgage Indenture and Deed of Trust dated as of August 1, 1993 executed by the Company to The Chase Manhattan Bank (National Association), as Trustee, is incorporated by reference to Exhibit 4(b) of Form 8-K, dated August 16, 1993, Commission File No. 0-692.

4(a)(17)

Supplemental Indenture dated August 15, 1993 to the Indenture dated
August 1, 1940 from the Company to The Chase Manhattan Bank (National Association) and C. J. Heinzelmann, as successor Trustees, is incorporated by reference to Exhibit 4(c) of Form 8-K, dated August 16, 1993, Commission File No. 0-692.

4(b)(1)

Copy of Sale Agreement between Company and Mercer County, North Dakota, dated June 1, 1993, related to issuance of Pollution Control Refunding Revenue Bonds (Northwestern Public Service Company Project) Series 1993, is incorporated by reference to Exhibit 4(b)(1) of Registrant's report on Form 10-Q for the quarter ending June 30, 1993, Commission File No. 0-692.

4(b)(2)

Copy of Loan Agreement between Company and Grant County, South Dakota, dated June 1, 1993, related to issuance of Pollution Control Refunding Revenue Bonds (Northwestern Public Service Company Project) Series 1993A, is incorporated by reference to Exhibit 4(b)(2) of Registrant's report on Form 10-Q for the quarter ending June 30, 1993, Commission File No. 0-692.

4(b)(3)

Copy of Loan Agreement between Company and Grant County, South Dakota, dated June 1, 1993, related to issuance of Pollution Control Refunding Revenue Bonds (Northwestern Public Service Company Project) Series 1993B, is incorporated by reference to Exhibit 4(b)(3) of Registrant's report on Form 10-Q for the quarter ending June 30, 1993, Commission File No. 0-692.

4(b)(4)

Copy of Loan Agreement between Company and City of Salix, Iowa, dated
June 1, 1993, related to issuance of Pollution Control Refunding Revenue Bonds (Northwestern Public Service Company Project) Series 1993, is incorporated by reference to Exhibit 4(b)(4) of Registrant's report on Form 10-Q for the quarter ending June 30, 1993, Commission File No. 0-692.

5

Opinion of counsel re legality of securities being registered.

24

Consent of Arthur Andersen & Co. (The consent of counsel to the Company is contained in the opinion filed as Exhibit 5.)

25

Power of Attorney contained in signature page of Registration Statement.